Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-220886) and Form S-8 (No. 333-153669) of Prana Biotechnology Limited of our report dated August 31, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Melbourne, Australia
August 31, 2018